UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2008
Alleghany Corporation
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-9371	51-0283071

(Commission File Number)	(IRS Employer Identification No.)
7 Times Square Tower, 17th Floor
New York, New York 10036
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On October 20, 2008, Darwin Professional Underwriters, Inc. (“Darwin”), a majority-owned subsidiary of Alleghany Corporation (“Alleghany”), completed its merger (the “Merger”) with Allied World Merger Company (“MergerCo”), a wholly owned subsidiary of Allied World Assurance Company Holdings, Ltd. (“Allied World”) pursuant to an Agreement and Plan of Merger, dated as of June 27, 2008, by and among Darwin, MergerCo and Allied World. Under the terms of the transaction, Allied World acquired all of the issued and outstanding shares of common stock of Darwin for cash consideration of $32.00 per share. The transaction resulted in aggregate proceeds to Alleghany of approximately $300 million in cash for its 9,371,096 shares of Darwin common stock, which represented approximately 55 percent of the issued and outstanding shares of Darwin common stock.
     A copy of the press release issued by Alleghany on October 20, 2008 announcing that Darwin had completed the Merger is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Press release issued by Alleghany Corporation dated October 20, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION
Date: October 21, 2008	By:	/s/ Roger B. Gorham
		Name:	Roger B. Gorham
		Title:	Senior Vice President and chief financial officer

Index to Exhibits

Exhibit Number	Exhibit Description

99.1	Press release issued by Alleghany Corporation dated October 20, 2008